Exhibit No.	 Description

  3.1	Registrant's Articles of Incorporation, as amended (1)
		  3.2	 		Registrant's Bylaws (2)
10.1	Amended and Restated 1990 Stock Option Plan (Compensatory   Plan)
(3)
10.2	Stock Purchase Agreement dated April 28, 2000 by and
 among
 the Company,
Amancio Victor Suarez, Carlos Ortega, Amancio J. Suarez and
Master Light Enterprises Ltd.,
as assignee of Starlight Marketing Development Ltd. and the
 related letter agreements supplementing and modifying the
terms of the Stock Purchase Agreement April 19, 2000,
 July 13, 2000, July 27, 2000, November 20, 2000 and
 August 20, 2001 (4)
              22.1	       		List of Registrant's Subsidiaries (5)


(1) Filed in part herewith, and incorporated by reference to the exhibit with the same number filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992, as amended.

(2) Incorporated by reference to the exhibit with the same number filed with the
 Registrant's Registration Statement No. 2-83088.

(3) Incorporated by reference to exhibit 10.2 filed with the Registrant's
 Annual Report
 on Form 10-K for fiscal 1990.

(4)  Filed herewith.

(5) Filed in part herewith, and incorporated by reference to
 (i) exhibits 10.8, 10.9, 10.10, 10.11, 10.12 and
 10.13 filed
 with the
 Registrant's Annual Report on Form 10-K for fiscal 1989, and
(ii) exhibits 10.4 filed with the Registrant's
Annual Reports
 on Form 10-K for
fiscal 1990, 1991 and 1992, respectively.

(b) 	Reports on Form 8-K

No reports on Form 8-K were filed during the last quarter of the period covered by this report.


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